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                                                                     Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Aggressive Growth Fund in the Small/Aggressive Growth Funds I Advisor Classes A, B and C Prospectus and Small/Aggressive Funds I - Class I Shares Supplement to the Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Scudder Aggressive Growth Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 12 to the Registration Statement (Form N-1A, No. 333-13681) of our reports dated November 14, 2003 on the financial statements and financial highlights of Scudder Aggressive Growth Fund and Scudder Dynamic Growth Fund included in their Annual Reports dated September 30, 2003.

                                                         ERNST & YOUNG LLP




Boston, Massachusetts
November 24, 2003